Oppenheimer Tower

Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

THIRD QUARTER 2017

Executive Summary

We own and operate 18.2 million square feet of Class A office properties, 3,320 apartment units and a residential development pipeline of approximately 850 units in the premier coastal submarkets of Los Angeles and Honolulu.

•
Debt Pay Down: During the third quarter, we sold an additional 6.6 million shares under our ATM for $250 million and completed our debt reduction program by paying off a $342 million loan with an interest rate of 4.46%. Overall, we reduced our share of net debt to enterprise value to 32% and lowered our weighted average annual fixed interest rate to 3.08%. Over one-third of our total office portfolio is now debt free, and we have no debt maturities until 2019.

•	Financial Results: For the three months ended September 30, 2017 compared to three months ended September 30, 2016:

◦
Net income attributable to common stockholders decreased by 19.6% to $25.6 million due to $13.2 million of gains from investment sales recorded in 2016. Excluding the prior year gains, net income attributable to common stockholders increased by 24.8% or $5.1 million,

◦	Funds From Operations (FFO) increased by 8.2% to $90.8 million, or $0.48 per fully diluted share,

◦	Adjusted Funds From Operations (AFFO) increased by 8.9% to $74.8 million, and

◦
Same Property Cash NOI increased by 4.9% to $107.3 million, including the impacts of overall higher utility rates and vacancy at our Honolulu residential properties described below under Multifamily Fundamentals.

•
Acquisitions: On July 20, 2017, a consolidated joint venture that we manage, and in which we own a 20% interest, acquired a 171,000 square foot Class A office property for $177 million, of which $77.5 million was borrowed under the joint venture's secured, non–recourse, interest only loan facility that matures in July 2019 and bears interest at LIBOR + 1.55%. Located in the heart of the Beverly Hills golden triangle, this acquisition increases our share of the Beverly Hills Class A office market to over 25%. The property was 85.8% leased at acquisition.

•
Development: Our first tenants took occupancy at our Moanalua multifamily development on November 1. Even with major construction continuing, we pre-leased 30 units at above pro forma rents. The existing units at Moanalua are subject to a regulatory agreement which requires half of the 696 units to be income restricted in exchange for certain tax exemptions. That agreement expires at year end, and we are in the process of repositioning the existing Moanalua buildings.  We expect the shift to market rent will ultimately increase annual multifamily revenue by over $1.2 million and operating expenses by about $800,000. The expenses will impact us at the beginning of 2018, but it may take some time to transition the income restricted units to market rent. At our Brentwood development, we have completed the entitlements and plan to start construction of our 376 unit tower in the next few months. This is the first high rise west of the 405 freeway in over 40 years, so we have decided to upgrade the amenities to match its uniqueness. This decision, along with escalations in construction costs, has increased our budget to between $180 million and $200 million. See page 22 for more information.

•
Office Fundamentals: We signed 710,000 square feet of office leases during the third quarter. Comparing office leases we signed during the third quarter to the expiring leases covering the same space, straight-line rents increased 23.2% and starting cash rents increased 8.0% compared to expiring cash rents. These numbers would have been even higher but for a disproportionate amount of leasing in Honolulu (where there has been less rent growth), and rent roll down from a number of expiring long-term leases executed during the prior peak with rent that had grown by an average of 42%.

•
Multifamily Fundamentals: Rents for leases to new multifamily tenants this quarter were up 4.3% over the expiring rent for the same unit. While our Los Angeles multifamily properties remained over 99% leased, the average leased rate for our entire multifamily portfolio declined to 98.5% as a result of higher vacancy at Moanalua and one other Honolulu property due to construction disruption, recapture of income restricted units, and lower enrollment at a nearby university.

•	Dividends: On October 13, 2017, we paid a quarterly cash dividend of $0.23 per common share, or $0.92 per common share on an annualized basis, to our shareholders of record on September 30, 2017.

•
Guidance: We are narrowing our full year guidance for FFO to be between $1.89 per share and $1.91 per share. The one cent decline in the midpoint and lower cash NOI reflect higher overall utility rates and residential vacancy in Honolulu. In addition, our prior guidance did not include the impact from completing our debt reduction program. See page 23 for more information.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Third Quarter 2017 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of September 30, 2017

Office Portfolio

	Consolidated	Total
Properties	62	70
Rentable square feet (in thousands)	16,390	18,220
Leased rate	91.1%	91.1%
Occupancy rate	88.9%	88.9%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,320
Leased rate		98.5%

Market Capitalization (in thousands, except price per share)

Fully diluted shares outstanding as of September 30, 2017	195,013
Common stock closing price per share (NYSE:DEI)	$39.42
Equity capitalization	$7,687,401

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal - see page 12	$4,087,638	$3,692,357
Less: cash and cash equivalents	(167,742)	(95,696)
Net debt	$3,919,896	$3,596,661

Leverage Ratio (in thousands, except percentages)

Pro forma enterprise value	$11,284,062
Our share of net debt to pro forma enterprise value	32%

AFFO Payout Ratio

Three months ended September 30, 2017	57.4%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of September 30, 2017

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Company Overview

Board of Directors and Executive Officers
as of September 30, 2017

BOARD OF DIRECTORS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	President and Chief Executive Officer, Optum Analytics
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer, Macerich Company
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC

EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(in thousands)

	September 30, 2017	December 31, 2016
	Unaudited	Audited
Assets
Investment in real estate:
Land	$1,055,604	$1,022,340
Buildings and improvements	7,735,718	7,221,124
Tenant improvements and lease intangibles	737,606	696,197
Property under development	106,891	58,459
Investment in real estate, gross	9,635,819	8,998,120
Less: accumulated depreciation and amortization	(1,959,448)	(1,789,678)
Investment in real estate, net	7,676,371	7,208,442
Cash and cash equivalents	167,742	112,927
Tenant receivables, net	2,856	2,165
Deferred rent receivables, net	102,178	93,165
Acquired lease intangible assets, net	4,616	5,147
Interest rate contract assets	37,115	35,656
Investment in unconsolidated real estate funds	105,016	144,289
Other assets	17,278	11,914
Total assets	$8,113,172	$7,613,705

Liabilities
Secured notes payable and revolving credit facility, net	$4,048,828	$4,369,537
Interest payable, accounts payable and deferred revenue	118,363	75,229
Security deposits	48,799	45,990
Acquired lease intangible liabilities, net	69,114	67,191
Interest rate contract liabilities	2,002	6,830
Dividends payable	38,989	34,857
Total liabilities	4,326,095	4,599,634

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,695	1,515
Additional paid-in capital	3,278,642	2,725,157
Accumulated other comprehensive income	22,539	15,156
Accumulated deficit	(866,954)	(820,685)
Total Douglas Emmett, Inc. stockholders' equity	2,435,922	1,921,143
Noncontrolling interests	1,351,155	1,092,928
Total equity	3,787,077	3,014,071
Total liabilities and equity	$8,113,172	$7,613,705

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues
Office rental
Rental revenues	$140,993	$128,744	$409,674	$366,400
Tenant recoveries	15,854	12,914	39,705	34,111
Parking and other income	27,771	25,950	81,129	74,572
Total office revenues	184,618	167,608	530,508	475,083

Multifamily rental
Rental revenues	22,282	22,801	66,760	67,634
Parking and other income	1,849	1,712	5,594	5,191
Total multifamily revenues	24,131	24,513	72,354	72,825

Total revenues	208,749	192,121	602,862	547,908

Operating Expenses
Office expenses	62,468	56,926	175,240	158,190
Multifamily expenses	6,041	5,950	17,866	17,322
General and administrative	8,441	8,099	27,189	25,573
Depreciation and amortization	69,974	63,827	206,141	181,947
Total operating expenses	146,924	134,802	426,436	383,032

Operating income	61,825	57,319	176,426	164,876

Other income	2,659	2,295	7,152	6,527
Other expenses	(1,659)	(2,916)	(5,156)	(7,828)
Income, including depreciation, from unconsolidated funds	1,137	2,334	4,427	5,564
Interest expense	(35,454)	(36,479)	(110,408)	(109,842)
Income before gains	28,508	22,553	72,441	59,297
Gains on sales of investments in real estate	—	13,245	—	14,327
Net income	28,508	35,798	72,441	73,624
Less: Net income attributable to noncontrolling interests	(2,894)	(3,950)	(7,534)	(7,928)
Net income attributable to common stockholders	$25,614	$31,848	$64,907	$65,696

Net income per common share - basic	$0.154	$0.210	$0.409	$0.440
Net income per common share - diluted	$0.154	$0.206	$0.408	$0.428

Weighted average shares of common stock outstanding - basic	165,471	150,753	158,000	148,578
Weighted average shares of common stock outstanding - diluted	165,520	153,419	158,419	152,819

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Funds From Operations (FFO)
Net income attributable to common stockholders	$25,614	$31,848	$64,907	$65,696
Depreciation and amortization of real estate assets	69,974	63,827	206,141	181,947
Net income attributable to noncontrolling interests	2,894	3,950	7,534	7,928
Adjustments attributable to unconsolidated funds(2)	4,084	4,037	12,140	11,935
Adjustments attributable to consolidated joint ventures(2)	(11,798)	(6,510)	(31,363)	(11,326)
Gains on sales of investments in real estate	—	(13,245)	—	(14,327)
FFO	$90,768	$83,907	$259,359	$241,853

Adjusted Funds From Operations (AFFO)
FFO	$90,768	$83,907	$259,359	$241,853
Straight-line rent	(2,982)	(3,279)	(9,012)	(10,915)
Net accretion of acquired above- and below-market leases	(4,814)	(5,101)	(13,290)	(13,415)
Loan costs	2,520	2,227	7,443	6,288
Recurring capital expenditures, tenant improvements and leasing commissions	(18,023)	(14,170)	(52,219)	(40,371)
Non-cash compensation expense	4,450	4,056	13,463	12,231
Adjustments attributable to unconsolidated funds(2)	(1,033)	(2,241)	(3,545)	(4,920)
Adjustments attributable to consolidated joint ventures(2)	3,906	3,299	10,138	6,871
AFFO	$74,792	$68,698	$212,337	$197,622

Weighted average shares of common stock outstanding - diluted	165,520	153,419	158,419	152,819
Weighted average units in our operating partnership outstanding	25,534	26,246	25,780	26,593
Weighted average fully diluted shares outstanding	191,054	179,665	184,199	179,412

Net income per common share - diluted	$0.15	$0.21	$0.41	$0.43
FFO per share - fully diluted	$0.48	$0.47	$1.41	$1.35
Dividends declared per share	$0.23	$0.22	$0.69	$0.66
______________________________________________

(1)
Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures and the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of September 30,
	2017	2016
Office Statistics
Number of properties	51	51
Rentable square feet (in thousands)	12,997	12,881
Ending % leased	92.0%	92.6%
Ending % occupied	90.1%	90.5%
Quarterly average % occupied	90.2%	90.8%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	98.4%	99.6%

	Three Months Ended September 30,		% Favorable
	2017	2016	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$140,605	$134,499	4.5%
Office expenses	(46,833)	(44,954)	(4.2)%
Office NOI	93,772	89,545	4.7%

Multifamily revenues (2)	20,463	20,823	(1.7)%
Multifamily expenses	(4,972)	(4,847)	(2.6)%
Multifamily NOI	15,491	15,976	(3.0)%

Total NOI	$109,263	$105,521	3.5%

Cash Net Operating Income (NOI)(1)
Office cash revenues	$138,692	$132,181	4.9%
Office cash expenses	(46,846)	(44,967)	(4.2)%
Office cash NOI	91,846	87,214	5.3%

Multifamily cash revenues	20,455	19,978	2.4%
Multifamily cash expenses	(4,972)	(4,847)	(2.6)%
Multifamily cash NOI	15,483	15,131	2.3%

Total Cash NOI	$107,329	$102,345	4.9%

_________________________________________________

(1)	See page 10 for a reconciliation to net income attributable to common stockholders.

(2)
The 2016 period includes $840,000 in non-cash revenue from the amortization of below-market lease intangibles from our IPO related to our pre-1999 residential units. The completion of that amortization in the fourth quarter of 2016 reduced 2017 period multifamily revenue by 4.1%.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended September 30,
	2017	2016

Same property office cash revenues	$138,692	$132,181
Non cash adjustments per definition of NOI	1,913	2,318
Same property office revenues	140,605	134,499

Same property office cash expenses	(46,846)	(44,967)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(46,833)	(44,954)

Office NOI	93,772	89,545

Same property multifamily cash revenues	20,455	19,978
Non cash adjustments per definition of NOI	8	845
Same property multifamily revenues	20,463	20,823

Same property multifamily expenses	(4,972)	(4,847)

Multifamily NOI	15,491	15,976

Same Property NOI	109,263	105,521
Non-comparable office revenues	44,013	33,109
Non-comparable office expenses	(15,635)	(11,972)
Non-comparable multifamily revenues	3,668	3,690
Non-comparable multifamily expenses	(1,069)	(1,103)
NOI	140,240	129,245
General and administrative	(8,441)	(8,099)
Depreciation and amortization	(69,974)	(63,827)
Operating income	61,825	57,319
Other income	2,659	2,295
Other expenses	(1,659)	(2,916)
Income, including depreciation, from unconsolidated real estate funds	1,137	2,334
Interest expense	(35,454)	(36,479)
Income before gains	28,508	22,553
Gains on sales of investments in real estate	—	13,245
Net income	28,508	35,798
Less: Net income attributable to noncontrolling interests	(2,894)	(3,950)
Net income attributable to common stockholders	$25,614	$31,848

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Financial Data for Joint Ventures & Funds
(Unaudited, in thousands)

	Three months ended September 30, 2017

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$169,502	$39,247	$19,479
Operating expenses	$55,202	$13,307	$6,974
Straight-line rent	$931	$2,051	$174
Above/below-market lease revenue	$897	$3,917	$9
Cash NOI attributable to outside interests(3)	$—	$13,322	$4,489
Our share of cash NOI(4)	$112,472	$6,650	$7,833

	Nine months ended September 30, 2017

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$498,440	$104,422	$56,550
Operating expenses	$158,217	$34,889	$19,738
Straight-line rent	$3,475	$5,537	$533
Above/below-market lease revenue	$2,900	$10,390	$41
Cash NOI attributable to outside interests(3)	$—	$35,387	$13,284
Our share of cash NOI(4)	$333,848	$18,219	$22,954
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and partially own and which own a combined ten Class A office properties totaling 2.8 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for two unconsolidated Funds which we manage and partially own and which own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI attributable to interests other than our fully diluted shares under the applicable agreements.

(4)	Represents the share of Cash NOI attributable to our fully diluted shares.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Outstanding Loans (As of September 30, 2017, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly Owned Subsidiaries

2/1/2019	(4)	$147,719	$147,719	4.00%	—
6/5/2019	(4)	282,019	282,019	3.85%	—
10/1/2019		145,000	145,000	LIBOR + 1.25%	—
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
6/1/2027	(5)	550,000	550,000	3.51%	6/1/2022
8/21/2020	(6)	—	—	LIBOR + 1.40%	—
Subtotal		3,142,138	3,142,138

Consolidated Joint Ventures

7/21/2019		365,500	73,100	LIBOR + 1.55%	—
2/28/2023		580,000	174,000	2.37%	3/1/2021
Total Consolidated Loans	(7)	$4,087,638	$3,389,238

Unconsolidated Funds

3/1/2023		$110,000	$26,729	2.30%	3/1/2021
7/1/2024		400,000	276,390	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$303,119

Total Loans			$3,692,357

________________________________________________________________________
Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires monthly payments of interest only with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	Effective rate decreases to 3.16% on November 1, 2017.

(6)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%.

(7)	Consolidated debt on the balance sheet of $4.05 billion is calculated by deducting $38.8 million of unamortized deferred loan costs from the total consolidated loans of $4.09 billion.

Debt Statistics

Consolidated Fixed Rate Loans (fixed under the terms of the loan or a swap)

Principal balance (in billions)	$3.58
Weighted average remaining life (including extension options)	5.8 years
Weighted average remaining fixed interest period	3.3 years
Weighted average annual interest rate	3.08%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of September 30, 2017

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Beverly Hills(3)	10	2,044,141	11.2%	7,281,498	25.1%
Brentwood	15	2,059,393	11.3	3,446,845	59.7
Burbank	1	420,949	2.3	6,919,450	6.1
Century City	3	948,362	5.2	10,064,599	9.4
Honolulu	4	1,752,753	9.6	5,088,599	34.4
Olympic Corridor	5	1,139,058	6.3	3,408,039	33.4
Santa Monica	11	1,422,086	7.8	9,985,872	14.2
Sherman Oaks/Encino	12	3,476,387	19.1	6,179,129	56.3
Warner Center/Woodland Hills	3	2,829,802	15.5	7,227,247	39.2
Westwood	6	2,126,962	11.7	4,721,523	45.0
Total	70	18,219,893	100.0%	64,322,801	28.0%

(1)	Source is the 2017 third quarter CBRE Marketview report.

(2)	Calculated by dividing Rentable Square Feet by the Submarket Rentable Square Feet.

(3)
Includes one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of September 30, 2017
Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Beverly Hills	94.4%	$88,689,174	$47.25	$3.94
Brentwood	92.1	76,093,890	41.79	3.48
Burbank	100.0	16,773,976	39.85	3.32
Century City	94.4	36,242,354	44.54	3.71
Honolulu	87.9	49,161,268	33.56	2.80
Olympic Corridor	94.4	35,577,791	35.46	2.96
Santa Monica	97.6	82,325,526	64.15	5.35
Sherman Oaks/Encino	88.7	104,073,243	35.40	2.95
Warner Center/Woodland Hills	87.5	69,144,663	28.85	2.40
Westwood	89.1	82,916,476	46.58	3.88
Total / Weighted Average	91.1%	$640,998,361	40.57	3.38

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended September 30, 2017				$0.07
For the nine months ended September 30, 2017				$0.20

_______________________________________________________________

(1)	Includes 405,366 square feet with respect to signed leases not yet commenced at September 30, 2017.

(2)	Excludes signed leases not commenced at September 30, 2017.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of September 30, 2017

Portfolio Tenant Size

	Median	Average

Square feet	2,600	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,418	49.1%	1,953,937	12.4%	$78,443,100	12.3%
2,501-10,000	1,103	38.2	5,419,704	34.3	215,555,258	33.6
10,001-20,000	232	8.0	3,181,273	20.1	129,455,634	20.2
20,001-40,000	101	3.5	2,758,481	17.5	111,519,254	17.4
40,001-100,000	29	1.0	1,631,301	10.3	71,255,142	11.1
Greater than 100,000	4	0.2	855,762	5.4	34,769,973	5.4
Total	2,887	100.0%	15,800,458	100.0%	$640,998,361	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of September 30, 2017

Tenants paying 1% or more of our aggregate annualized rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2019-2021	433,252	2.4%	$17,198,129	2.7%
William Morris Endeavor(3)	1	1	2027	195,131	1.1	10,735,760	1.6
UCLA(4)	24	11	2017-2027	217,843	1.2	10,114,654	1.6
Morgan Stanley(5)	4	4	2022-2027	132,580	0.7	7,067,657	1.1
Equinox Fitness(6)	5	5	2019-2033	180,087	1.0	7,027,124	1.1
Total	37	24		1,158,893	6.4%	$52,143,324	8.1%

(1) Expiration dates are per lease. Ranges reflect leases other than storage and similar leases.
(2) The square footage under these leases expire as follows: 421,000 square feet in 2019, 2,000 square feet in 2020, and 10,000 square feet in 2021.
(3) Tenant has options to terminate 2,000 square feet in 2020 and 193,000 square feet in 2022.

(4) The square footage under these leases expire as follows: 4,000 square feet in 2017, 41,000 square feet in 2018, 13,000 square feet in 2019, 41,000 square feet in 2020, 41,000 square feet in 2021, 55,000 square feet in 2022, 8,000 square feet in 2023, and 15,000 square feet in 2027 (tenant has an option to terminate 31,000 square feet in 2020 and 15,000 square feet in 2023).

(5) The square footage under these leases expire as follows: 16,000 square feet in 2022, 30,000 square feet in 2023, 26,000 square feet in 2025, and 61,000 square feet in 2027 (tenant has an option to terminate 30,000 square feet in 2020, 26,000 square feet in 2022, and 16,000 square feet in 2024).

(6) The square footage under these leases expire as follows: 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027, 44,000 square feet in 2028, and 30,000 square feet in 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of September 30, 2017

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	566	18.2%
Financial Services	381	14.8
Entertainment	203	12.3
Real Estate	273	10.9
Accounting & Consulting	368	10.5
Health Services	370	8.2
Retail	200	6.0
Technology	128	5.2
Insurance	104	4.4
Educational Services	47	2.9
Public Administration	94	2.5
Advertising	66	2.0
Manufacturing & Distribution	48	1.2
Other	39	0.9
Total	2,887	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of September 30, 2017
(1) Average of the percentage of leases expiring at September 30, 2014, 2015, and 2016 with the same remaining duration as the leases for the labeled year had at September 30, 2017. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2017	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short term leases	64	221,833	1.2%	$7,840,229	1.2%	$35.34	$35.34
2017	108	432,345	2.4	15,239,917	2.4	35.25	35.39
2018	596	2,053,712	11.3	83,266,671	13.0	40.54	41.38
2019	510	2,414,434	13.2	95,263,430	14.9	39.46	41.15
2020	537	2,524,567	13.9	99,913,438	15.6	39.58	42.98
2021	368	2,130,348	11.7	85,787,772	13.4	40.27	44.74
2022	299	1,697,294	9.3	67,203,457	10.5	39.59	46.13
2023	165	1,588,868	8.7	65,113,271	10.1	40.98	49.95
2024	91	732,540	4.0	30,130,904	4.7	41.13	51.58
2025	48	559,696	3.1	25,633,649	4.0	45.80	58.86
2026	33	437,477	2.4	20,053,131	3.1	45.84	59.94
Thereafter	68	1,007,344	5.5	45,552,492	7.1	45.22	60.40
Subtotal/weighted average	2,887	15,800,458	86.7%	640,998,361	100.0%	40.57	46.00
Signed leases not commenced		405,366	2.2
Available		1,620,226	8.9
Building management use		130,619	0.7
BOMA adjustment(3)		263,224	1.5
Total/weighted average	2,887	18,219,893	100.0%	$640,998,361	100.0%	40.57	46.00

___________________________________________________

(1)	Represents annualized rent at September 30, 2017 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of September 30, 2017

	Q4 2017	Q1 2018	Q2 2018	Q3 2018

Expiring Square Feet(1)	432,345	379,951	526,032	575,054
Percentage of Portfolio	2.4%	2.1%	2.9%	3.2%
Expiring Rent per Square Foot(2)	$35.39	$38.42	$40.24	$46.44

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q4 2017	Q1 2018	Q2 2018	Q3 2018

Beverly Hills	Expiring SF(1)	21,738	46,125	34,291	28,999
	Expiring rent per SF(2)	$41.16	$49.06	$45.89	$48.24

Brentwood	Expiring SF(1)	32,055	57,753	45,544	84,882
	Expiring rent per SF(2)	$40.15	$39.82	$44.38	$43.91

Century City	Expiring SF(1)	46,654	6,242	53,481	42,834
	Expiring rent per SF(2)	$37.24	$44.82	$40.29	$42.13

Honolulu	Expiring SF(1)	26,544	34,787	57,808	66,360
	Expiring rent per SF(2)	$33.73	$34.05	$35.09	$30.02

Olympic Corridor	Expiring SF(1)	47,824	26,159	20,707	80,376
	Expiring rent per SF(2)	$35.79	$33.52	$32.46	$37.90

Santa Monica	Expiring SF(1)	14,562	40,064	64,761	108,004
	Expiring rent per SF(2)	$56.83	$50.60	$54.13	$77.37

Sherman Oaks/Encino	Expiring SF(1)	60,217	82,828	137,056	59,235
	Expiring rent per SF(2)	$35.31	$33.11	$35.05	$35.33

Warner Center/Woodland Hills	Expiring SF(1)	164,513	61,516	42,378	52,354
	Expiring rent per SF(2)	$31.28	$29.86	$28.89	$29.63

Westwood	Expiring SF(1)	18,238	24,477	70,006	52,010
	Expiring rent per SF(2)	$36.92	$44.47	$45.47	$52.62

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of September 30, 2017, other than 221,833 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended September 30, 2017

Net Absorption During Quarter(1)	(0.22)%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	79	248,085	63
Renewal leases	120	461,848	47
All leases	199	709,933	53

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$40.84	$42.40	N/A
Prior leases for the same space	$33.55	$34.40	$37.82
Percentage change	21.7%	23.2%	8.0%	(3)

Average Office Lease Transaction Costs (Per Square Foot)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$40.47	$7.75
Renewal leases signed during the quarter	$16.86	$4.37
All leases signed during the quarter	$25.30	$5.82

________________________________________________________________

(1)
Net absorption represents the change in percentage leased between the last day of the current and prior quarters, excluding properties acquired or sold during the current quarter.  Net absorption can be translated into square feet by multiplying the net absorption percentage by the ending portfolio rentable square feet (excluding properties acquired during the current quarter). For the third quarter, this was approximately negative 40,000 square feet.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases signed during the quarter compared to the prior lease on the same space, excluding Short Term Leases and leases where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases executed during the quarter and the expiring cash rent on the prior leases for the same space.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of September 30, 2017

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,550	47
Santa Monica	2	820	25
Total	10	3,320	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.8%	$30,293,076	$2,663
Honolulu	97.4%	32,984,508	1,825
Santa Monica(1)	98.9%	28,531,428	2,932
Total / weighted average	98.5%	$91,809,012	2,343

Recurring Multifamily Capital Expenditures per Unit(2)

For the three months ended September 30, 2017	$98
For the nine months ended September 30, 2017	$320

________________________________________________________________
(1)    Excludes 10,495 square feet of ancillary retail space generating annualized rent of $378,139.
(2)    Represents the make-ready costs associated with the turnover of units.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Developments

Multifamily Development Projects(1)

Honolulu, Hawaii
Rendering of one of our new buildings at Moanalua Hillside Apartments
We are adding 475 units (net of existing units removed) to our 696 unit Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The new units are expected to cost about $120 million, not including the cost of the land which we have owned since 2005. We are also investing additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.
The first tenants took occupancy of our new units on November 1, 2017. Even with major construction continuing, we pre-leased 30 units above pro forma rents. We expect to deliver the remainder of phase 1 (for a total of 238 units) by early 2018, and phase 2, which includes 237 additional units, a new fitness center, and a pool, in late 2018.

Brentwood, California
Rendering of our planned new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).
Our new Brentwood development will be the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower will be located on a site that is directly adjacent to an existing office building and a 712 unit residential property that we own. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community.
The estimated budget is between $180 million and $200 million, not including the cost of the land which we owned before beginning the project. We expect to start construction in early 2018, and we expect the expanded scope of construction to take about 3 years.

______________________________________________

(1)	All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2017 OUTLOOK(1)

Metric	2017 Guidance (per share)
Net income per common share - diluted	$0.52 to $0.58
Funds from operations (FFO) - fully diluted	$1.89 to $1.91

Below are some of the assumptions we used:

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average office occupancy		89.5% to 90.5%	Unchanged
Residential leased rate
We manage our apartment portfolio to be fully leased due to rent control in our markets. Our guidance does not include the impact of leasing up the newly developed units placed in service during the year.
		Essentially fully leased	Unchanged
Same property cash NOI	Includes revenue from early lease terminations and prior year CAM reconciliations. Reflects overall higher utility rates and vacancy at our Hawaii residential properties.	Annual increase of 4.5% to 5.5%	Revised
Core same property cash NOI	Excludes revenue from early lease terminations and prior year CAM reconciliations. Reflects overall higher utility rates and vacancy at our Hawaii residential properties.	Annual increase of 5.0% to 6.0%	Revised
Net revenue from above/below market leases	Includes the impact of a consolidated acquisition in July 2017.	$15.5 to $17.5 million	Unchanged
Straight-line revenue	Includes the write off of straight line balances on early termination of leases and the impact of a new consolidated acquisition.	$10 to $12 million	Unchanged
G&A		$35 to $39 million	Unchanged
Interest expense	Includes 100%, not our pro rata share, of interest paid by our consolidated JVs. Reflects the completion of our debt reduction program.	$143 to $145 million	Revised
Weighted average fully diluted shares outstanding	Reflects the sale of an additional 6.6 million shares of common stock for approximately $250 million in proceeds under our ATM program.	186.5 to 187.5 million	Revised
____________________________________________

(1)
Except as disclosed, our guidance does not include the impact of possible future property acquisitions or dispositions, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

Reconciliation of Non-GAAP Guidance
(Unaudited; in millions, except per share amounts)

Below is a reconciliation of our guided Net Income Per Common Share - Diluted to FFO per share - Fully Diluted for 2017:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$84.2	$93.4
Adjustments for depreciation and amortization of real estate assets	283.0	276.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(12.9)	(13.2)
FFO	$354.3	$356.2

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	162.0	161.0
Weighted average units in our operating partnership outstanding	25.5	25.5
Weighted average fully diluted shares outstanding	187.5	186.5

Per share	Low	High

Net income per common share - diluted	$0.52	$0.58
FFO per share - fully diluted	$1.89	$1.91
_____________________________________________
This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing commissions are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 405,366 square feet with respect to signed leases not yet commenced at September 30, 2017).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for ten office properties totaling 2.8 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 28% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents and before deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and deferred loan costs are not subtracted because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on September 30, 2017.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our operating partnership.

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Definitions

Funds From Operations (FFO):   We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of September 30, 2017.

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Definitions

Our Share of Net Debt: We calculate our share of net debt by multiplying the principal balance of our consolidated loans and our unconsolidated Funds loans by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not subtract deferred loan costs because they do not require cash settlement. Our share of net debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report our share of net debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Rentable Square Feet:  Based on the BOMA measurement.  At September 30, 2017, total consists of 16,205,824 leased square feet (including 405,366 square feet with respect to signed leases not commenced), 1,620,226 available square feet, 130,619 building management use square feet and 263,224 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our consolidated properties referred to as our “same properties”, which are properties that have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared. Our same property results do not include the results of our unconsolidated Funds.  We excluded from our same property subset for 2017 any properties (i) acquired on or after January 1, 2016; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2016; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2016.

Our same properties for 2017 include all of our consolidated properties other than (i) nine office properties totaling 2.7 million square feet which we acquired during 2016 and 2017 through two consolidated joint ventures which we manage and in which we hold a weighted average interest of approximately 26% based on square footage, (ii) a multifamily property in Honolulu where we expect to add a net additional 475 units, (iii) a 668,000 square foot office property in Los Angeles which included a 35,000 square foot gym which is undergoing a repositioning, (iv) a 80,000 square foot office property in Honolulu (a joint venture in which we own a two-thirds interest) undergoing a repositioning and (v) a 168,000 square foot office property which we sold during the third quarter of 2016.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our two unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

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